EXHIBIT 10.1





                                                       October 9, 2006


Mark Settle
1674 Alexander Way
Los Altos, CA  94024

         Re:      Modifications to January 1, 2003 Employment Agreement
                  -----------------------------------------------------
                  and Release
                  -----------

Dear Mark:

         The purpose of this letter agreement (this "Agreement") is to document certain changes we have agreed to make to your employment agreement with Arrow Electronics, Inc. ("Arrow") dated January 1, 2003 ("2003 Agreement") for the purpose of amending and/or clarifying certain provisions of the 2003 Agreement and making certain changes necessary to bring the 2003 Agreement into compliance with section 409A of the Internal Revenue Code. Accordingly, notwithstanding any provision of the 2003 Agreement to the contrary:

     1. August 31, 2006 will be treated as your last day of active work for Arrow (you will not be required to be present in the Arrow offices after August 29, 2006), and commencing on September 1, 2006 and ending on the earlier of (a) March 15, 2007 and (b) the day you begin employment (including self-employment) for a person or entity other than Arrow, you will be on inactive or "RA" status. You may provide paid consulting services to a third party or parties without the same being deemed employment hereunder provided that the total number of days on which such services are provided during the term hereof do not exceed ninety, and further provided that you reimburse Arrow (and Arrow may deduct from any sums then owing you) one half of any consulting fees (not counting expense reimbursement which you receive for providing such services) for more than a total of ten days up to a total of thirty days and the entirety of any consulting fees earned for providing such services thereafter. You will immediately notify Arrow's Vice-President, Global Human Resources, in writing, upon securing employment or consulting engagements. The period during which you are on RA status described in this paragraph 1 will be referred to herein as your "RA Period."

          Your active participation in the Arrow 401(k) Plan, the Arrow ESOP and the Arrow SERP will end on August 31, 2006, and you will earn no vesting service and no additional benefits under those plans after August 31, 2006. For purposes of receiving a distribution of your vested account balance under the 401(k) Plan or ESOP, August 31, 2006 will be the date of your severance from service with Arrow. Under the terms of the SERP, you will not be vested in your SERP benefit by August 31, 2006 (and would not have been vested in your SERP benefit even had you remained employed during the whole of the term of the 2003 Agreement). However, in consideration of the terms of this Agreement, Arrow will make a lump-sum payment to you on the date which is eight days after the execution of this agreement in the amount of $250,000.

     2. You will remain covered by the Arrow medical plan during your RA Period under the same terms and conditions as an active employee. At the end of the RA Period you will be entitled to continuation of medical coverage for you and your eligible dependents under the plan's COBRA provisions at your own expense except that Arrow will pay to you, as part of the lump-sum payment to be made to you on March 15, 2007 as described below, the amount of $25,515 in respect of the cost that would have been incurred by Arrow in maintaining your current family medical coverage during the period March 16, 2007 to January 31, 2008. Your participation in all other welfare benefit and fringe benefit plans, programs and arrangements of Arrow will end on August 31, 2006, subject to any right you may have under the terms of a plan to convert to individual coverage. You will be entitled to your rights under paragraph 4 of the 2003 Agreement should you become "disabled" as defined therein prior to January 31, 2008 on the same terms and conditions as an active employee, subject, in respect of any benefits payable for any period prior to February 1, 2008, to an offset of the payments made to you hereunder in respect of salary and bonus.

     3. In accordance with the terms of the 2003 Agreement, any unvested Arrow nonqualified stock options, restricted stock and performance shares granted to you prior to August 31, 2006 which would have vested prior to January 31, 2008 will vest at August 31, 2006. In addition, while not legally obliged to do so, Arrow will vest you in your 2005-2007 Performance Shares. The vesting of the restricted stock and performance shares is subject to the payment by you of all applicable taxes. For the avoidance of doubt, Schedule A attached hereto shows the nonqualified stock options, restricted stock and performance shares that will vest on August 31, 2006. Arrow hereby waives its right of first refusal with respect to any vested restricted stock. Any stock options, restricted stock and performance shares that remain unvested as of September 1, 2006 will be forfeited as of that date. For purposes of the exerciseability of any Arrow vested nonqualified stock options held by you at August 31, 2006, you will not be considered to have terminated employment with Arrow until January 31, 2008 or such earlier date as you request in writing in advance of such date if you determine that such a shortened exerciseability period would be advantageous to you under Internal Revenue Code section 409A final regulations or other guidance. Accordingly, until such date, you will continue to be able to exercise, any such vested nonqualified stock options you hold. After such date any such options still outstanding and unexercised will be forfeited. Vested Arrow performance shares will be paid out in accordance with their terms. No new option, restricted stock or performance awards will be made to you after August 31, 2006.

     4. Subject to paragraph 9 below, a lump sum of $194,424.93, covering the salary continuation amounts, equal to your monthly salary in effect immediately before the RA Period commenced, otherwise payable to you during the six-month period beginning on September 1, 2006 and ending on February 28, 2007, along with interest at 5.5 per annum (included in the above amount) to compensate you for the delays in payment, will be paid to you on March 15, 2007. The balance of your salary for the period March 1, 2007 through January 31, 2008 discounted at a rate of 5.5% per annum will be paid to you in a lump sum of $350,180 on March 15, 2007. All payments of compensation, benefits and any other amounts payable by the Company hereunder, including for the avoidance of doubt the vesting of restricted shares, the exercise of options and the payout of the performance shares, shall be subject to all legally required and customary withholding. You will not be paid any car allowance after August 31, 2006.

     5. Subject to paragraph 9 below, you will receive the following bonus amounts: (a) an amount equal to 88.88% of the bonus payable to you under Arrow's MICP for 2006, being comprised of 66.66% in respect of the period January 1 - August 31, 2006 based on Arrow's 2006 results and 22.22% (being 2/3 of 33.33%) in respect of the period September 1
          - December 31, 2006 based on your target bonus for 2006 (the "Target Bonus"); (b) an amount equal to 66.66% of the Target Bonus in respect of 2007; and (c) an amount equal to 5.55% of the Target Bonus in respect of 2008. Such amounts will be paid to you in a lump sum on March 15, 2007, provided you are still on RA status on December 31, 2006. The amounts referred to in (b) and (c) above will be discounted from the dates such bonuses would otherwise have been payable to you, being March 31, 2008 in respect of the 2007 bonus and March 31, 2009 in respect of the 2008 bonus, at a rate of 5.5% per annum, resulting in an aggregate payment on March 15, 2007 in respect of the bonus periods referred to in (b) and (c) of $133,198. The amount payable in respect of 2006 will depend on Arrow's 2006 financial results. (Were the 2006 corporate MICP to pay out at 100% of target, the 2006 payment would be $173,329.)

     6. You will receive on September 1 a cash amount equal to your accrued vacation through August 31, 2006 and your vacation accrual will cease as of August 31, 2006.

     7. Your salary deferral for October - December 2004 under the Arrow Deferred Compensation Plan (as adjusted for deemed investment experience, less any amounts previously paid out at a scheduled withdrawal date) will be paid to you at March 15, 2007. Any other amounts deferred by you under the Arrow Deferred Compensation Plan, including amounts deferred in respect of your 2004 bonus, (as adjusted for deemed investment experience, less any amounts previously paid out at a scheduled withdrawal date) will be paid to you at March 1, 2007.

     8. Arrow agrees to pay (i) the cost of outplacement consulting services reasonably incurred by you in seeking to find another comparable position of employment, (ii) legal fees incurred in ascertaining the application of IRC 409A, and (iii) relocation expenses, up to an aggregate amount of $50,000. Such payment will be made against the receipt of appropriate invoices . All legal fees described above will be incurred and paid no later than March 15, 2007, and all other costs described in this paragraph will be incurred and paid no later than January 31, 2008.

     9. You will not be required to attend to Arrow's business from and after August 29, 2006, but you agree to be available to advise, consult and perform specific tasks from time to time until the earlier of (a) January 31,2008 and (b) the day you begin employment (including self-employment) for a person or entity other than Arrow, at Arrow's expense and reasonable request. The indemnification provided under paragraph 2(g) of the 2003 Agreement will apply in respect of any services rendered by you pursuant to this paragraph 9. You and Arrow agree to reasonably cooperate with each other as part of either party's response to any inquiry, investigation, audit, charge, demand or litigation against you or Arrow arising out of any act or omission or alleged act or omission by you or Arrow during your employment with Arrow.

     10. The change of control agreement dated November 5, 2001 between you and Arrow shall terminate on August 31, 2006.

     11. You hereby resign from all offices you hold at Arrow effective August 31, 2006.

     12. You agree that, not later than September 30, you will return all equipment, files, documents, and any other property belonging to Arrow. You should contact Melanie Young to make all necessary arrangements.

     13. You and Arrow agree that neither of you will disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Arrow or you, about any product or service provided by Arrow, or about Arrow's prospects for the future. Furthermore, you and Arrow represent that you have made no such communication to any public official, to any person associated with the media, or to any other person or entity. You and Arrow each acknowledge that each of you relies upon this representation in agreeing to enter into this Agreement.

     14. Release. In consideration for all the foregoing provisions, each of you and Arrow and its affiliates hereby releases the other and its agents, directors and employees from and against any and all claims (statutory, contractual or otherwise) arising out of your employment or the termination thereof or any discrimination in connection therewith and for any further additional payments of any kind or nature whatsoever except as expressly set forth herein. Without limiting the foregoing, you hereby release Arrow from any claim under the Age Discrimination in Employment Act and any other similar law. Nothing contained herein will be construed as impacting your right to claim unemployment benefits following the termination hereof, if any, or preventing you or Arrow from providing information to or making a claim with any governmental agency to the extent permitted or required by law. This release will, however, constitute an absolute bar to the recovery of any damages or additional compensation, consideration or relief of any kind or nature whatsoever arising out of or in connection with such claim.

     15. Except as modified hereby, the 2003 Agreement, including the restrictions on your activities contained in Paragraph 7 thereof and your obligations contained in Paragraphs 8(b) and 8(c) thereof, shall continue in full force and effect and for purposes of Paragraph 7 thereof, it is hereby agreed that the words "for a period of two years after the termination of the Employment Period" shall mean two years after termination of "RA" status i.e., March 15, 2009.

     16. This Agreement is made in the State of New York and will be governed by the laws of the State of New York. If any portion hereof will be deemed void or unenforceable by a court of competent jurisdiction, the same will reform such portion as nearly as possible to effectuate its intent or sever said portion and give enforcement to the remainder of the Agreement and Release.

     17. Rescission/Advice of Counsel. You acknowledge that Arrow advised you to consult with an attorney prior to signing this release; advised you that you had twenty-one (21) days in which to consider whether you should sign this release; and advised you that if you signed this release, you would be given seven (7) days following the date on which you signed the release to revoke it and that the release would not be effective until after this seven-day period had lapsed. Therefore, notwithstanding the above provisions, no payments called for by Arrow herein shall be made until the expiration of such revocation period.

         Please indicate your agreement to the foregoing modifications to the 2003 Agreement by signing and dating both copies of this letter on the lines provided below, and returning one of the fully executed copies to the undersigned.

                                                     Very truly yours,

                                                     Arrow Electronics, Inc.


                                                      By:
                                                              ------------------
                                                              Peter S. Brown




Agreed, acknowledged and accepted:



------------------------            -------------------
Mark Settle                         Date

SCHEDULE A
Equity Awards Vesting Schedule
Mark Settle


---------------------------------------------------------------------------------------------------------
VESTED SHARES
---------------------------------------------------------------------------------------------------------

                                Grant        Vesting                                              Grant
Type of Equity                  Date         Date         Amount      Vested      Exercisable     Price
---------------------------------------------------------------------------------------------------------
NQ                            11/5/2001    11/5/2002       7,500       7,500           7,500      $25.50
NQ                            11/5/2001    11/5/2003       7,500       7,500           7,500      $25.50
NQ                            11/5/2001    11/5/2004       7,500       7,500           7,500      $25.50
NQ                            11/5/2001    11/5/2005       7,500       7,500           7,500      $25.50
NQ                            2/27/2003    2/27/2004       2,500       2,500           2,500      $13.85
NQ                            2/27/2003    2/27/2005       2,500       2,500           2,500      $13.85
NQ                            2/27/2003    2/27/2006       2,500       2,500           2,500      $13.85
NQ                            2/27/2004    2/27/2005       2,500       2,500           2,500      $24.60
NQ                            2/27/2004    2/27/2006       2,500       2,500           2,500      $24.60
NQ                            2/28/2005    2/28/2006       1,500       1,500           1,500      $26.90

                                                    -----------------------------------------
Sub Total                                                 44,000      44,000          44,000




---------------------------------------------------------------------------------------------------------
UNVESTED SHARES THAT WILL VEST DURING NOTICE PERIOD
---------------------------------------------------------------------------------------------------------

                                Grant        Vesting                                              Grant
Type of Equity                  Date         Date         Amount      Vested      Exercisable     Price
---------------------------------------------------------------------------------------------------------
NQ                            2/27/2003    2/27/2007       2,500           0               0      $13.85
NQ                            2/27/2004    2/27/2007       2,500           0               0      $24.60
NQ                            2/28/2005    2/28/2007       1,500           0               0      $26.90
Restricted Stock              2/27/2003    2/27/2007       1,800           0               0       $0.00
Performance Shares            2/27/2004    2/27/2007       7,800           0               0       $0.00
Performance Shares            2/28/2005    2/29/2008       5,000           0               0       $0.00

                                                    -----------------------------------------
Sub Total                                                 21,100           0               0


---------------------------------------------------------------------------------------------------------
UNVESTED SHARES
---------------------------------------------------------------------------------------------------------

                                Grant        Vesting                                              Grant
Type of Equity                   Date         Date         Amount      Vested      Exercisable     Price
---------------------------------------------------------------------------------------------------------
NQ                            2/27/2004    2/27/2008       2,500           0               0      $24.60
NQ                            2/28/2005    2/29/2008       1,500           0               0      $26.90
NQ                            2/28/2005    2/28/2009       1,500           0               0      $26.90

                                                    -----------------------------------------
Sub Total                                                  5,500           0               0

                                                    -------------
Total                                                     70,600